EXHIBIT 10 (f)

  Bank of America, N.A.

                 EIGHTH AMENDED AND RESTATED LOAN AGREEMENT


       This Loan Agreement ("Agreement") dated as of December 12, 1999, by and between Bank of America, N.A. (formerly known as NationsBank, N.A. and successor by merger of NationsBank of Texas, N.A.), a national banking association ("Bank") and the Borrower described below. This Agreement amends and restates in its entirety the Seventh Amended and Restated Loan Agreement dated as of December 12, 1998, between Bank and Borrower.

       In consideration of the Loan or Loans and Letters of Credit described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Bank and Borrower agree as follows:


  1. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

       A.   Borrower: Peerless Mfg. Co., a Texas corporation

       B.   Borrower's Address:
            2819 Walnut Hill Lane
            Dallas, Texas  75229

       C.   Chase  Agreement.    Chase Agreement means the Loan Agreement
  dated as of December 12, 1998, between Borrower and Chase Bank of Texas, N.A.

       D.   Collateral  Account.    Collateral Account means each deposit
  account in which Bank has a perfected, first priority Lien, not subject to any claim of any other Person.

       E. Collateral Policy. Collateral Policy means each effective insurance policy insuring the life of Don Sillars in which Bank has a perfected, first priority Lien in the cash value and all death benefits, together with such other assurances as Bank may require to evidence its interest in such policy.

       F.   Compliance   Certificate.    Compliance  Certificate  mean  a
  certificate substantially in the form of Exhibit B.

       G. Current Assets. Current Assets means the aggregate amount of all the assets of the Borrower and its Subsidiaries, on a consolidated basis, assets which would, in accordance with GAAP, properly be defined as current assets.

       H. Current Liabilities. Current Liabilities means the aggregate amount of all current liabilities of the Borrower and its Subsidiaries, on a consolidated basis, as determined in accordance with GAAP, but in any event shall include all liabilities except those having a maturity date which is more than one year from the date as of which such computation is being made, plus the amount equal to the difference (but not less than zero) of (i) the aggregate undrawn amount of all Letters of Credit, minus (ii) the sum of (a) the aggregate amount in each Collateral Account, plus (b) the aggregate cash value of each Collateral Policy.

       I. Hazardous Materials. Hazardous Materials include all materials defined as hazardous materials or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

       J. Investment. Investment means any acquisition of all or substantially all assets of any Person, or any direct or indirect purchase or other acquisition of, or a beneficial interest in, capital stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts, and similar expenditures in the ordinary course of business), or capital contribution to or investment in any other Person, including without limitation the incurrence or sufferance of debt or accounts receivable of any other Person that are not current assets or do not arise from sales to that other Person in the ordinary course of business.

       K. Lien. Lien means any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind, including without limitation any agreement to give or not to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the laws of any jurisdiction.

       L.   Loan.    Any  loan  described  in  Section  2  hereof and any
  subsequent loan which states that  it is subject to this Agreement.

       M. Loan Documents. Loan Documents means this Agreement and any and all promissory notes executed by Borrower in favor of Bank, each application for issuance of a Letter of Credit and all other documents, instruments, guarantees, certificates and agreements executed and/or delivered by Borrower, any guarantor or third party in connection with any Loan or Letter of Credit.

       N. Material Adverse Effect. Material Adverse Effect means any circumstance or event that is or would reasonably be expected to be material and adverse to the financial condition, business operations, prospects or properties of Borrower and its Subsidiaries, taken as a whole.

       O.   Net  Income.   Net Income means net profit after taxes of the
  Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

       P.   Net  Loss.    Net  Loss  means  net  loss  after taxes of the
  Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

       Q. Obligor. Obligor means Borrower, any Subsidiary of Borrower, any indorser or guarantor of any obligation under any Loan Document and any other Person liable for or the property of which secures any obligation under any Loan Document.

       R. Person. Person means an individual, partnership, joint venture, corporation, trust, tribunal, unincorporated organization, and government, or any department, agency, or political subdivision thereof.

       S. Subsidiary. Subsidiary means as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than such stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both by such Person.

       T. Accounting Terms. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles ("GAAP"), as in effect from time to time, consistently applied, with respect to the financial statements referenced in Section 3.I. hereof.

       2.   LOANS.

       A. Loan. Bank hereby agrees to make (or has made) one or more loans to Borrower in the aggregate principal face amount of $3,500,000 (as such amount may be reduced, the "Line"), provided, the aggregate unpaid principal of all loans shall not at any time exceed the difference between (i) the Line, minus (ii) the undrawn amount of all outstanding Letters of Credit, minus (iii) the amount of all drawings under any Letter of Credit for which Bank has not been reimbursed. The obligation to repay the loans is evidenced by the promissory note dated December 12, 1999 (the promissory note or notes together with any and all renewals, extensions or rearrangements thereof being hereafter collectively referred to as the "Note") having a maturity date, repayment terms and interest rate as set forth in the Note (a copy of which is attached as Exhibit A).

            i.   Revolving  Credit  Feature.    The  Note  provides for a
       revolving line of credit under which Borrower may from time to time, borrow, repay and re-borrow funds.

            ii. Usage Fee. Borrower will pay hereafter on the last day of each calendar quarter for the period from and including the date the Line was established to and including the maturity date of the Line, a usage fee at a rate per annum of .25% of the average daily unused portion of the Line during such period. The Borrower may at any time upon written notice to the Bank permanently reduce the amount of the Line at which time the obligation of the Borrower to pay a usage fee shall thereupon correspondingly be reduced.

            iii. Letter  of Credit Subfeature.  As a subfeature under the
       Line, Bank may from time to time up to and including December 12, 2000, issue letters of credit for the account of Borrower (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided, however, that the form and substance of each Letter of Credit shall be subject to approval by Bank in its sole discretion; and provided further that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed the difference between (a) the Line, minus (b) the aggregate unpaid principal amount of all Loans, minus (c) the amount of all drawings under any Letter of Credit for which Bank has not been reimbursed. No Letter of Credit shall have an expiry subsequent to December 10, 2001 or 364 or more days after the issuance date; provided Borrower may request that Bank issue Letters of Credit having an expiry after December 10, 2001 or an expiry 364 or more days after the issuance date ("Extended Expiry LC"), if the undrawn amount of such Extended Expiry LC plus the aggregate undrawn amount of all other Extended Expiry LCs does not exceed an amount equal to the sum of (a) the amount of each Collateral Account plus (b) 95% of the cash value of each Collateral Policy. Each draft paid by Bank under a Letter of Credit shall be deemed an advance under the Line and shall be repaid in accordance with the terms of the Line; provided however, that if the Line is not available for any reason whatsoever, at the time any draft is paid by Bank, or if advances are not available under the Line in such amount due to any limitation of borrowing set forth herein, then the full amount of such drafts shall be immediately due and payable, together with interest thereon, from the date such amount is paid by Bank to the date such amount is fully repaid by Borrower, at that rate of interest applicable to advances under the Line. In such event, Borrower agrees that Bank, at Bank's sole discretion may debit any Collateral Account or Borrower's deposit accounts with Bank or obtain all or any of the cash value of any Collateral Policy for the amount of such draft. If at any time prior to December 12, 1999 the sum of (a) the aggregate unpaid principal of the Loans, plus (b) the aggregate undrawn amount of all outstanding Letters of Credit exceeds the Line, Borrower shall immediately pay to Bank the amount of such excess, together with accrued, unpaid interest on the amount of such excess. If at any time after December 12, 1999 the aggregate undrawn amount of all Extended Expiry LCs exceeds the sum of (a) the amount of each Collateral Account, plus (b) 95% of the cash value of each Collateral Policy, Borrower shall immediately deliver to Bank, for deposit into a Collateral Account, an amount in cash equal to such excess. Letters of Credit shall be priced at a rate of 1.5% per annum of the face amount of the Letter of Credit, which fee is due and payable on issuance of the Letters of Credit. Bank shall send to Borrower notice of Bank's election to pursue any remedy with respect to the Collateral Policy three days prior to enforcing such remedy.

       3. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Bank as follows:

       A. Good Standing. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of Texas and has the power and authority to own its property and is qualified to conduct its business in each jurisdiction in which Borrower does business, except to the extent the failure to obtain such qualifications or to remain in good standing would not result in a Material Adverse Effect. Each Subsidiary of Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (as indicated on Schedule 1) and has the power and authority to own its property and is qualified to conduct its business in each jurisdiction in which it does business, except to the extent the failure to obtain such qualifications or to remain in good standing would not result in a Material Adverse Effect.

       B. Authority and Compliance. Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary corporate action of Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower and each Subsidiary of Borrower is in compliance with all laws and regulatory requirements to which it is subject, except to the extent the failure to comply with such laws or regulatory requirements would not result in a Material Adverse Effect.

       C.   Binding  Agreement.    This  Agreement  and  the  other  Loan
  Documents executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.

       D. Litigation. There is no proceeding involving Borrower or any Subsidiary of Borrower pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as (i) disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement, or (ii) would not result in a Material Adverse Effect if adversely determined.

       E. No Conflicting Agreements. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrower or any Subsidiary of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or any Subsidiary of Borrower or affecting its respective property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

       F.   Ownership  of  Assets.    Borrower  and  each  Subsidiary  of
  Borrower has good title to its respective assets, and its respective assets are free and clear of Liens, except those granted to Bank and as disclosed to Bank in writing prior to the date of this Agreement.

       G. Investments. Neither Borrower nor any Subsidiary of Borrower has any Investments except as described on Schedule 1. Schedule 1 is a complete and correct description of the name and jurisdiction of organization of each Subsidiary of Borrower.

       H. Taxes. All taxes and assessments due and payable by Borrower and each Subsidiary of Borrower have been paid or are being contested in good faith by appropriate proceedings and Borrower and each Subsidiary of Borrower have filed all tax returns which it is required to file.

       I. Financial Statements. The financial statements of Borrower heretofore delivered to Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower's financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower's financial condition or operations since June 30, 1999. All factual information furnished by Borrower to Bank in connection with this Agreement and the other Loan Documents, when taken as a whole, is and will be accurate and complete on the date as of which such information is delivered to Bank and is not and will not be incomplete by the omission of any material fact necessary to make such information, in light of the circumstances under which they were made, not misleading.

       J.   Place  of  Business.    Borrower's  chief executive office is
  located at:

            2819 Walnut Hill Lane
            Dallas, Texas  75229

       K. Environmental. The conduct of Borrower's and each of Borrower's Subsidiary's business operations and the condition of Borrower's and each of Borrower's Subsidiary's property does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, any applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

       L.   Chase  Agreement.   Borrower has delivered to Bank a complete
  and correct copy of the Chase Agreement and all related documents.

       M.   Continuation  of   Representations   and   Warranties.    All
  representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any advance under any Loan and the issuance of any Letter of Credit.

       N.   Year 2000.

            i.   Borrower  has  (a)  begun  analyzing  the  operations of
       Borrower and its subsidiaries and affiliates that could be adversely affected by failure to become Year 2000 compliant (that is, that computer applications, imbedded microchips and other systems will be able to perform date-sensitive functions prior to and after December 31, 1999) and (b) developed a plan for becoming Year 2000 compliant in a timely manner, the implementation of which is on schedule in all material respects. Borrower reasonably believes that it will become Year 2000 compliant for its operations and those of its subsidiaries and affiliates on a timely basis except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon the financial condition of Borrower.

            ii. Borrower reasonably believes any suppliers and vendors that are material to the operations of Borrower or its subsidiaries and affiliates will be Year 2000 compliant for their own computer applications except to the extent that such failure could not reasonably be expected to have a material adverse effect on the financial condition of Borrower.

            iii. Borrower will promptly notify Bank in the event Borrower determines that any computer application which is material to the operations of Borrower, its subsidiaries or any of its material vendors or suppliers will not be fully Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a material adverse effect upon the financial condition of the Borrower.

       4. AFFIRMATIVE COVENANTS. Until full and final payment and performance of all obligations of Borrower under the Loan Documents, Borrower will, unless Bank consents otherwise in writing (and without limiting any requirement of any other Loan Document):

       A. Financial Statements and Other Information. Maintain a system of accounting reasonably satisfactory to Bank and in accordance with GAAP applied on a consistent basis throughout the period involved, permit Bank's officers or authorized representatives to visit and inspect Borrower's books of account and other records at such reasonable times and as often as Bank may desire, and pay the reasonable fees and disbursements of any accountants or other agents of Bank selected by Bank for the foregoing purposes. Unless written notice of another location is given to Bank, Borrower's books and records will be located at Borrower's chief executive office set forth above. All financial statements called for below shall be prepared in form and content reasonably acceptable to Bank and by independent certified public accountants acceptable to Bank. Bank acknowledges that Grant Thornton, L.P., independent certified accountants of
  Borrower on the date hereof, is acceptable to Bank as of the date hereof.

  In addition, Borrower will:

       i. Furnish to Bank consolidated and consolidating financial statements of Borrower for each fiscal year of Borrower, within 120 days after the close of each such fiscal year.

       ii. Furnish to Bank consolidated and consolidating financial statements (including a balance sheet and profit and loss statement) of Borrower for each quarter of each fiscal year of Borrower, within 60 days after the close of each such period.

       iii. Furnish to Bank a Compliance Certificate for (and executed by an authorized representative of) Borrower concurrently with and dated as of the date of delivery of each of the financial statements as required in paragraphs i and ii above, containing (a) a certification that the financial statements of even date therewith are true and correct and that the Borrower is not in default under the terms of this Agreement, and (b) computations and conclusions, in such detail as Bank may reasonably request, with respect to compliance with this Agreement, and the other Loan Documents, including computations of all quantitative covenants.

       iv. Furnish to Bank promptly such additional information, reports and statements respecting the business operations and financial condition of Borrower and its Subsidiaries, from time to time, as Bank may reasonably request.

       B. Insurance. Maintain, and cause each Subsidiary of Borrower to maintain, insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, and liability insurance, all to be with such companies and in such amounts as are satisfactory to Bank and providing for at least 15 days prior notice to Bank of any cancellation thereof. Satisfactory evidence of such insurance will be supplied to Bank prior to funding under the Loan(s) or issuance of the first Letter of Credit and 15 days prior to each policy renewal.

       C. Existence and Compliance. Maintain, and cause each Subsidiary of Borrower to maintain, its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions, except in each case, where the failure of such Subsidiary to comply with the requirements of this section would not result in a Material Adverse Effect.

       D. Adverse Conditions or Events. Promptly advise Bank in writing of (i) any condition, event or act which comes to its attention that would or might materially adversely affect Borrower's or any of Borrower's Subsidiary's financial condition or operations or Bank's rights under the Loan Documents, (ii) any litigation filed by or against Borrower or any Subsidiary of Borrower, (iii) any event that has occurred that would constitute an event of default under any Loan Documents, (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage, and (v) any actual or potential contingent liability which singly or in the aggregate with all other actual or potential contingent liabilities could equal or exceed $500,000.

       E. Taxes and Other Obligations. Pay, and cause each Subsidiary of Borrower to pay, all of its taxes, assessments and other material obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

       F. Maintenance. Maintain, and cause each Subsidiary of Borrower to maintain, all of its tangible property in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

       G.   Environmental.    Immediately  advise  Bank  in  writing   of
  (i) all material enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrower's or any of Borrower's Subsidiary's business operations; and (ii) all claims made or threatened by any third party against Borrower or any Subsidiary of Borrower relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Borrower shall immediately notify Bank of any remedial action taken by Borrower or any Subsidiary of Borrower with respect to Borrower's or any of Borrower's Subsidiary's material business operations. Borrower will not use or permit, and will cause each Subsidiary of Borrower to not use or permit, any other party to use any Hazardous Materials at any of Borrower's or any of Borrower's Subsidiary's places of business or at any other property owned by Borrower or any Subsidiary of Borrower except such materials as are incidental to Borrower's or any of Borrower's Subsidiary's normal course of business, maintenance and repairs and which are handled in material compliance with all applicable environmental laws. Borrower agrees to permit Bank, its agents, contractors and employees to enter and inspect any of Borrower's or any of Borrower's Subsidiary's places of business or any other property of Borrower and each Subsidiary of Borrower at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower and each Subsidiary of Borrower are complying with this covenant and Borrower shall reimburse Bank on demand for the reasonable costs of any such environmental investigation and audit. Borrower shall provide, and shall cause each Subsidiary of Borrower to provide, Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's and each Subsidiary's of Borrower business operations within five (5) days of the request written therefore.

       5. NEGATIVE COVENANTS. Until full and final payment and performance of all obligations of Borrower under the Loan Documents, Borrower will not, and will not permit any Subsidiary of Borrower to, without the prior written consent of Bank (and without limiting any requirement of any other Loan Documents):

       A.   Financial Condition.

            i. Borrower shall not permit the ratio of (a) Current Assets divided by (b) Current Liabilities to be less than 1.0 to
       1.0 as at the last day of each calendar quarter.

            ii. Borrower shall not permit Net Income to be less than $750,000 for the twelve months ending on the last day of any fiscal quarter of Borrower.

       B. Investments. Make an Investment in or to any Person; provided, Borrower may make Investments in the existing Subsidiaries of Borrower identified on Schedule 1 if the aggregate of all Investments in such Subsidiaries does not exceed at any time $2,500,000.

       C. Extensions of Credit. Make any loan or advance to any Person; provided Borrower may (i) make loans and/or advances to Subsidiaries under the terms specified in Section "B. Investments" above, and (ii) advances (not to exceed $50,000 in the aggregate) to employees for moving and travel expenses, drawing accounts, and similar expenditures in the ordinary course of Borrower's or its Subsidiary's business.

       D.   Transfer  of  Assets  or  Control.    Sell,  lease, assign or
  otherwise dispose of or transfer any assets, except in the normal course of its business, or enter into any merger or consolidation; provided, however, any Subsidiary of Borrower may dissolve or merge or consolidate with or into Borrower or any other Subsidiary of Borrower.

       E. Liens. Grant, suffer or permit any contractual or noncontractual Lien on any of its assets (other than liens granted under the Chase Agreement or related agreements to assure performance of obligations related to letters of credit issued for the account of Borrower or any of its Subsidiaries), or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise; or agree with any Person to not grant any Lien on any of its assets, except (i) with respect to any failure to pay a claim, to the extent the failure to pay such claims would not result in a Material Adverse Effect, and
  (ii) as provided in the Chase Agreement.

       F. Borrowings. Create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise) other than to Bank, except for normal trade debts incurred in the ordinary course of Borrower's and each of Borrower's Subsidiary's business, and except for (i) existing indebtedness disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement and (ii) indebtedness under or evidenced by the Chase Agreement and any related promissory notes.

       G.   Chase   Agreement.    Amend,  modify  or  restate  the  Chase
  Agreement, or any related agreement, as they exist on December 12, 1998.

       H.   Character  of  Business.    Change  the  general character of
  business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

       6. DEFAULT. Borrower shall be in default under this Agreement and under each of the other Loan Documents if any one or more of the following shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law, or otherwise:

       A. Borrower shall fail to pay any principal, interest, fees or other amounts payable under any Loan Document on the date due;

       B. Any representation or warranty made or deemed made by any Obligor (or any of its officers or representatives) under or in connection with any Loan Document shall prove to have been incorrect or misleading in any material respect when made or deemed made;

       C. Borrower or any other Obligor shall fail to perform or observe any term or covenant contained in any Loan Document;

       D. Any Loan Document or provision thereof shall, for any reason, not be valid and binding on any Obligor or not be in full force and effect, or shall be declared to be null and void; the validity or enforceability of any Loan Document shall be contested by any Obligor; or any Obligor shall deny that it has any or further liability or obligation under any Loan Document;

       E. Any Obligor shall fail to pay any debt (other than debt under the Loan Documents) or obligations in respect of capital leases in an aggregate amount of $50,000 or more when due; or any Obligor shall fail to perform or observe any term or covenant contained in any agreement or instrument relating to any such debt, when required to be performed or observed;

       F. Any Obligor shall have any final judgment(s) outstanding against it for the payment of $50,000 or more, and such judgment(s) shall remain unstayed, in effect, and unpaid for the period of time after which the judgment holder may and may cause the creation of Liens against or seizure of any of its property;

       G.   Any  Obligor  shall  be  required under any environmental law
  (i) to implement any remedial, neutralization, or stabilization process or program, the cost of which exceeds $50,000, or (ii) to pay any penalty, fine, or damages in an aggregate amount of $50,000 or more;

       H. Other than with respect to any Loan Document, any Obligor shall fail to timely and properly observe, keep or perform any term, covenant, agreement or condition in any other loan agreement, promissory note, security agreement, deed of trust, deed to secure debt, mortgage, assignment or other contract securing or evidencing payment of any indebtedness of any Obligor to Bank or any affiliate or subsidiary of Bank of America Corporation.

       I.   The   withdrawal  of  any  material  owner  of  Borrower,  as
  determined by Bank in its sole discretion;

       J. The commencement of a proceeding against any Obligor for dissolution or liquidation, the voluntary or involuntary termination or dissolution of any Obligor or the merger or consolidation of any Obligor with or into another entity (except as permitted by Section 5.D.);

       K. The insolvency of, the business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, the assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against any Obligor;

       L. The failure of any Obligor to timely deliver such financial statements, including tax returns, other statements of condition or other information, as Bank shall request from time to time;

       M. The entry of a judgment against any Obligor which Bank deems to be of a material nature, in Bank's sole discretion;

       N. The seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any material property of any Obligor; or

       O. The determination by Bank that a material adverse change has occurred in the financial condition of any Obligor.

       7. REMEDIES UPON DEFAULT. If an event of default shall occur, Bank shall have all rights, powers and remedies available under each of the Loan Documents (including Section 11) as well as all rights and remedies available at law or in equity.

       8. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

            Borrower:

            Peerless Mfg. Co.
            2819 Walnut Hill Lane
            Dallas, Texas  75229
            Attn: Paul Willey

            Bank:

            Bank of America, N.A.
            901 Main Street, 7th Floor
            P.O. Box 831000
            Dallas, Texas  75283-1000
            Attn:  Barry Bruce Conrad, II, Vice President


  or  to  such other address as any party may designate by written notice
  to  the  other  party.    Each such notice, request and demand shall be
  deemed given or made as follows:

       A. If sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid;

       B.   If sent by  any other means , upon delivery.

       9. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank not later than 5 days after demand the full amount of all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel if permitted by applicable law), incurred by Bank in connection with (a) negotiation and preparation of this Agreement and each of the Loan Documents, and (b) all other costs and attorneys' fees incurred by Bank for which Borrower is obligated to reimburse Bank in accordance with the terms of the Loan Documents.

       10.  MISCELLANEOUS.   Borrower and Bank further covenant and agree
  as  follows,  without  limiting  any  requirement  of  any  other  Loan
  Document:

       A. Cumulative Rights and No Waiver. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

       B.   Applicable  Law.    This   Agreement   and  the  rights   and
  obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of Texas and applicable United States federal law.

       C. Amendment. No modification, consent, amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Agreement.

       D.   Documents.    All  documents,  certificates  and  other items
  required under this Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

       E. Partial Invalidity. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

       F. Indemnification. Notwithstanding anything to the contrary contained in Section 10(G), Borrower shall indemnify, defend and hold Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, including but not limited to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, arising from Borrower's or any of Borrower's Subsidiary's business operations, any other property owned by Borrower or any Subsidiary of Borrower or in the surface or ground water arising from Borrower's or any of Borrower's Subsidiary's business operations, or gaseous emissions arising from Borrower's or any of Borrower's Subsidiary's business operations or any other condition existing or arising from Borrower's or any of Borrower's Subsidiary's business operations resulting from the use or existence of

  Hazardous Materials, whether such claim proves to be true or false. Borrower further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of Borrower or any Subsidiary of Borrower, regardless of whether Borrower of such Subsidiary of Borrower has paid the employee under the workmen' s compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of Borrower or any Subsidiary of Borrower, Bank, and of any third parties. Borrower's obligations under this paragraph shall survive the repayment of the obligations of Borrower under the Loan Documents and any deed in lieu of foreclosure or foreclosure of any Deed to Secure Debt, Deed of Trust, Security Agreement or Mortgage securing the obligations of Borrower under the Loan Documents.

       G. Survivability. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and the issuance of each Letter of Credit and shall continue in full force and effect so long as the Loan or any Letter of Credit is outstanding or the obligation of Bank to make any advances under the Line or issue any Letter of Credit or honor any draft under any Letter of Credit shall not have expired.

       11. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS, INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR A R ISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF
  J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

       A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF THE BORROWER'S DOMICILE AT TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

       B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS ARBITRATION PROVISION; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR
  (B)  TO  FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR
  (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

       12. NO ORAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

  BORROWER:                               BANK:

  PEERLESS MFG. CO.                            BANK OF AMERICA, N.A.
                                               (formerly known as
                                               NationsBank, N.A. and
                                               successor by merger to
                                               NationsBank of Texas,
                                               N.A.)


  By:                                     By:
  Name:     Paul Willey                        Name:
  Title:    Chief Financial Officer            Title: